                                                                                                         Exhibit 23

                                           Independent Auditors' Consent

The Board of Directors
Acxiom Corporation:

We consent to incorporation by reference in the Registration Statements previously filed on Form S-3 and Form S-8
(Nos. 333-72009, 333-81211, 333-49740, 333-55814, 33-17115, 33-37609, 33-37610, 33-42351, 33-72310, 33-72312,
33-63423, 333-03391, 333-40114, 333-57470, and 333-68620), of Acxiom Corporation of our report dated May 9, 2003, relating to the consolidated balance sheet of Acxiom Corporation and subsidiaries as of March 31, 2003, and the related consolidated statement of operations, stockholders' equity and comprehensive income, and cash flows for the year ended March 31, 2003, which report appears in the March 31, 2003 annual report on Form 10-K of Acxiom
Corporation.

Our report refers to our audit of the adjustments that were applied to revise the 2002 and 2001 financial statements relating to reportable segments, as more fully described in Note 19 to the consolidated financial statements.  However, we were not engaged to audit, review, or apply any procedures to the 2002 and 2001 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP

Dallas, Texas
June 6, 2003